UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

December 3, 2004

DATE OF REPORT

(DATE OF EARLIEST EVENT REPORTED)

NEWS CORPORATION

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

DELAWARE	001-32352	26-0075658
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NO.)	(IRS EMPLOYER IDENTIFICATION NO.)

1211 Avenue of the Americas

New York, NY 10036

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

(212) 852-7000

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

The information included in Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01 of this Current Report on Form 8-K.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On December 3, 2004, News America Incorporated (“News America”), a subsidiary of News Corporation, a Delaware corporation (the “Company”), closed the private placement of $1.0 billion of 6.20% Senior Notes due 2034 (the “2034 Notes”) at the issue price of 99.202% and $750 million of 5.30% Senior Notes due 2014 at the issue price of 99.928% (the “2014 Notes”, and together with the 2034 Notes, the “New Notes”). The New Notes were resold within the United States only to qualified institutional buyers in reliance on Rule 144A promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

The New Notes were sold pursuant to the provisions of the Officers’ Certificate of the Company pursuant to Section 301 of the Amended and Restated Indenture, dated as of March 24, 1993, by and among News America Incorporated (formerly News America Holdings Incorporated), The News Corporation Limited (n/k/a News Holdings Limited), the other Guarantors named therein and The Bank of New York, as Trustee, (the “ Officers’ Certificate”). A copy of the Officers’ Certificate is attached hereto as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 2.03.

The following events are defaults under the Amended and Restated Indenture, dated as of March 24, 1993, as supplemented (the “Indenture”): (a) failure to pay the principal of (or premium, if any,) on the notes when due; (b) failure to pay any interest installment on the notes when due, if such failure continues for 30 days; (c) failure of News America, the Company or any Restricted Subsidiary (as defined in the Indenture) to perform any other covenant under the Indenture (other than a covenant included in the Indenture solely for the benefit of a series of Debt Securities (as defined in the Indenture) other than the notes), which continues for 60 days after written notice; (d) certain events of bankruptcy, insolvency or reorganization; (e) an event of default on any other Indebtedness (as defined in the Indenture) for borrowed money of the Company or any of its Restricted Subsidiaries having an aggregate amount outstanding in excess of $100 million which has caused the holders thereof to declare such Indebtedness due and payable in advance of its scheduled maturity; (f) failure to pay at stated maturity (and the expiration of any grace period) any other Indebtedness for borrowed money of the Company or any of its Restricted Subsidiaries in excess of $100 million; and (g) final judgments for the payment of money which in the aggregate exceed $250 million rendered against the Company or any Restricted Subsidiary by a court which remain unstayed or undischarged for a period of 60 days. In addition, within 15 days after the occurrence of a change of control triggering event (as defined in the Indenture), News America will be required to make an offer to purchase all of the notes at a purchase price equal to 101% of the aggregate principal amount, plus accrued interest, if any, to the date of purchase.

On December 3, 2004, News America also entered into a Registration Rights Agreement relating to the New Notes with the Guarantors named therein and Goldman, Sachs & Co. as the initial purchaser. A copy of the Registration Rights Agreement is attached hereto as Exhibit 4.2 and incorporated herein by reference.

The description set forth above is qualified in its entirety by the Form of Notes of the 2014 Note and the 2034 Note, the Officers’ Certificate, and the Registration Rights Agreement filed herewith as Exhibits.

The New Notes have not been registered under the Securities Act, or applicable state securities laws, and may not be offered or sold in the United States absent registration under the Securities Act and applicable state securities laws or applicable exemptions from these registration requirements.

The press release announcing the closing of the private placement is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference into this Item 2.03.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

Exhibit Number	Description
4.1	Form of Notes representing $1.0 billion principal amount of 6.20% Senior Notes due 2034 and $750 million principal amount of 5.30% Senior Notes due 2014 and Officers’ Certificate of News Corporation relating thereto, dated December 3, 2004, pursuant to Section 301 of the Amended and Restated Indenture, dated as of March 24, 1993, by and among News America Incorporated (formerly News America Holdings Incorporated), The News Corporation Limited (n/k/a News Holdings Limited), the other Guarantors named therein and The Bank of New York, as Trustee.

4.2	Registration Rights Agreement, dated December 3, 2004, by and among News America Incorporated, the Guarantors listed therein and Goldman, Sachs & Co.

99.1	Press release dated December 3, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWS CORPORATION
(REGISTRANT)

By:	/s/ Arthur M. Siskind
Arthur M. Siskind
Senior Executive Vice-President and Group General Counsel

Dated: December 3, 2004

EXHIBIT INDEX

Exhibit Number	Description
4.1	Form of Notes representing $1.0 billion principal amount of 6.20% Senior Notes due 2034 and $750 million principal amount of 5.30% Senior Notes due 2014 and Officers’ Certificate of News Corporation relating thereto, dated December 3, 2004, pursuant to Section 301 of the Amended and Restated Indenture, dated as of March 24, 1993, by and among News America Incorporated (formerly News America Holdings Incorporated), The News Corporation Limited (n/k/a News Holdings Limited), the other Guarantors named therein and The Bank of New York, as Trustee.

4.2	Registration Rights Agreement, dated December 3, 2004, by and among News America Incorporated, the Guarantors listed therein and Goldman, Sachs & Co.

99.1	Press release dated December 3, 2004.